Exhibit 23

Consent of Independent Registered Public Accounting Firm

We have issued our report dated June 12, 2014, with respect to the financial statements and supplemental schedule included in the Annual Report of the 401(k) Savings Plan of Quest Diagnostics Incorporated on Form 11-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statement of Quest Diagnostics Incorporated on Form S-8 (File No. 333-157447, effective February 20, 2009).

/s/ Grant Thornton LLP
New York, New York
June 12, 2014